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Return To:
JONES, DAY, REAVIS & POGUE
ATTN H BOWMAN
41 S HIGH ST STE 1900
COLUMBUS, OH 43215-0000

--------------------------------------------------------------------------------
                           cut along the dotted line


                               The State of Ohio
                                  Certificate
                   Secretary of State - J. Kenneth Blackwell

                                      1276

It is hereby certified that the Secretary of State of Ohio has custody of the business records for DIEBOLD, INCORPORATED and that said business records show the filing and recording of:


         Document(s)                               Document No(s):
         -----------                               ---------------
DOMESTIC/AMENDMENT TO ARTICLES                      199903401907


                                 ---------------

    United States of America       Witness my hand and the seal of the Secretary
         State of Ohio              of State at Columbus Ohio, This 2nd day of
Office of the Secretary of State               February, A.D. 1999


                                                 /s/ J. Kenneth Blackwell
     [SEAL OF OHIO LOGO]                         J. Kenneth Blackwell
                                                  Secretary of State



                                       44
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[SEAL OF OHIO LOGO]

Prescribed by                                        ---------------------------
Bob Taft, Secretary of State                         Charter No. _______________
30 East Broad Street, 14th Floor                     Approved __________________
Columbus, Ohio 43266-0418                            Date ______________________
Form C-107 (January 1991)                            Fee _______________________
                                                     ---------------------------


                            CERTIFICATE OF AMENDMENT

                                 By Directors of

                              Diebold, Incorporated
--------------------------------------------------------------------------------
                              (Name of Corporation)


Robert W. Mahoney        who is:
------------------------
[X] Chairman of the Board             [ ] President      [ ] Vice President
                                                             (check one)

and

Charee Francis-Vogelsang who is:      [X] Secretary      [ ] Assistant Secretary
------------------------                                     (check one)


of the above named Ohio corporation for profit do hereby certify that:

[X] a meeting of the Board of Directors called and held on the 28th day of January 1999.

[ ] in a writing signed by all the Directors pursuant to Section 1701.54 of the Ohio Revised Code.

the following resolution was adopted pursuant to Section 1701.70(B)(1) (insert the proper paragraph number) of the Ohio Revised Code.

See Exhibit A attached
    ---------


IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereunto subscribed their names this 2nd day of February, 1999.

                                             BY: /s/ Robert W. Mahoney
                                                 -------------------------------
                                                 (Chairman)
                                                 Robert W. Mahoney

                                             BY: /s/ Charee Francis-Vogelsang
                                                 -------------------------------
                                                 (Secretary)
                                                 Charee Francis-Vogelsang

NOTE: Ohio law does not permit one officer or sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.


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                                                                       EXHIBIT A
                                                                       ---------

                            CERTIFICATE OF ADOPTION
                                  OF AMENDMENT
                      TO AMENDED ARTICLES OF INCORPORATION

                                       OF

                             DIEBOLD, INCORPORATED


         We, Robert W. Mahoney, Chairman of the Board and Chief Executive Officer, and Charee Francis-Vogelsang, Vice President and Secretary, of Diebold, Incorporated, an Ohio corporation (the "Company"), do hereby certify that pursuant to the authority conferred upon the Directors of the Company (the "Directors") by the Articles of Incorporation of the Company, the Directors at a meeting duly called and held on January 28, 1999, at which a quorum was present and acting throughout, adopted the following resolution to amend the Amended Articles of Incorporation of the Company pursuant to Section 1701.70(B)(1) of the Ohio Revised Code to amend the Series of Stock currently designated as the Cumulative Redeemable Serial Preferred Shares (to be now designated as the Series A Junior Participating Preferred Stock):

         RESOLVED, that Article FOURTH of the Amended Articles of Incorporation of this Company be, and it hereby is, amended by replacing the existing Division A-1 after Division A of Article FOURTH of the Amended Articles of Incorporation with a new Division A-1 as set forth below:

                                  DIVISION A-1

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

         Section 1. DESIGNATION OF SERIES. There is established hereby a series of Serial Preferred Stock that shall be designated Series A Junior Participating Preferred Stock (hereinafter sometimes called this "Series" or the "Series A Junior Participating Preferred Shares") and that shall have the terms set forth in this Division A-1.

         Section 2. NUMBER OF SHARES. The number of shares of this Series shall be 125,000.

         Section 3. DIVIDEND RATE AND PAYMENT. (a) The holders of record of Series A Junior Participating Preferred Shares shall be entitled to receive, when and as declared by the Directors in accordance with the terms hereof out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Junior Participating Preferred Share or fraction of a Series A Junior Participating Preferred Share in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 per share or (ii) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount



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(payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares or Common Stock, or a subdivision of the outstanding Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Junior Participating Preferred Share or fraction of a Series A Junior Participating Preferred Share. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Junior Participating Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Dividends shall begin to accrue and be cumulative on outstanding Series A Junior Participating Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Junior Participating Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. No dividends shall be paid upon or declared and set apart for any Series A Junior Participating Preferred Shares for any dividend period unless at the same time a dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared and set apart for all Serial Preferred Stock of all series then outstanding and entitled to receive such dividend. The Directors may fix a record date for the determination of holders of Series A Junior Participating Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 40 days prior to the date fixed for the payment thereof.

         Section 4. REDEMPTION. The Series A Junior Participating Preferred Shares are not redeemable.

         Section 5. LIQUIDATION. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (hereinafter referred to as a "Liquidation"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to the Series A Junior Participating Preferred Shares, unless, prior thereto, the holders of Series A Junior Participating Preferred Shares shall have received at least an amount per share equal to one thousand times the then applicable Purchase Price as defined in the Rights Agreement, as the same may be from time to time amended in accordance with its terms (which Purchase Price is $150.00 as of February 11, 1999), subject to adjustment from time to time as provided in the Rights Agreement, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the


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date of such payment, provided that the holders of shares of Series A Junior
Participating Preferred Shares shall be entitled to receive at least an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock (the "Series A Junior Participating Preferred Shares Liquidation Preference").

         (b) In the event, however, that the net assets of the Company are not sufficient to pay in full the amount of the Series A Junior Participating Preferred Shares Liquidation Preference and the liquidation preferences of all other series of Serial Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Shares as to distribution of assets in Liquidation, all shares of this Series and of such other series of Serial Preferred Stock shall share ratably in the distribution of assets (or proceeds thereof) in Liquidation in proportion to the full amounts to which they are respectively entitled.

         (c) In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Junior Participating Preferred Shares were entitled immediately prior to such event pursuant to the proviso set forth in paragraph (a) above, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (d) The merger or consolidation of the Company into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Company, shall not be deemed to be a Liquidation for the purpose of this Section 5.

         Section 6. CONVERSION RIGHTS. The Series A Junior Participating Preferred Shares shall not be convertible into Common Stock.
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         IN WITNESS WHEREOF, Robert W. Mahoney, Chairman of the Board and Chief
Executive Officer, and Charee Francis-Vogelsang, Vice President and Secretary, of Diebold, Incorporated, acting for and on behalf of the Company, have hereunto subscribed their names this 2nd day of February, 1999.



                                         /s/ Robert W. Mahoney
                                         ----------------------------
                                         Robert W. Mahoney,
                                         Chairman of the Board and
                                         Chief Executive Officer



                                         /s/ Charee Francis-Vogelsang
                                         ----------------------------
                                         Charee Francis-Vogelsang
                                         Vice President and Secretary